Exhibit 99.1
NEWS RELEASE
DEL MONTE FOODS COMPANY COMPLETES SALE OF SEAFOOD
BUSINESS, INCLUDING STARKIST, TO DONGWON

SAN FRANCISCO, October 6, 2008 – Del Monte Foods Company (NYSE:DLM) (“Del Monte”) announced today that Del Monte Corporation, its wholly-owned subsidiary, has completed the sale of its seafood business, including StarKist, to Dongwon Industries Co., Ltd. (“Dongwon Industries”) and its subsidiaries (collectively, “Dongwon”) for approximately $359 million, including an adjustment for the preliminary estimate of working capital which will be updated once the final working capital is determined. The sale was completed pursuant to the previously announced Purchase Agreement among Del Monte Corporation, Dongwon Enterprise Co., Ltd., Dongwon Industries, Dongwon F&B Co., Ltd., and certain direct and indirect subsidiaries of Dongwon Industries.
“The divestiture of StarKist improves Del Monte’s margin structure, eliminates a source of earnings volatility and reduces debt leverage,” stated Rick Wolford, Chairman and CEO of Del Monte Foods. “This sale also increases Del Monte’s focus on faster growing, value-added, higher margin branded businesses, a key component of our accelerated growth plan.”
“We are very pleased to have successfully closed this transaction and to welcome the StarKist family to our portfolio of products,” remarked Mr. Ingu Park, Vice Chairman of Dongwon Enterprise. “Starkist, a 65-year old brand and top household name, represents a great opportunity for us to initiate operations in the United States. We will continue to leverage the value this brings as we build upon its 37% market share and number one position in the shelf stable tuna category in the United States.”
The divestiture, announced June 29, 2008, included the sale of Del Monte’s manufacturing capabilities in American Samoa and Manta, Ecuador; and certain manufacturing assets associated with StarKist seafood located in Terminal Island, California and Guayaquil, Ecuador. All of Del Monte’s direct plant personnel related to the seafood business joined Dongwon as a result of the divestiture. In addition, as a result of the transaction, Del Monte transferred to Dongwon or eliminated a total of 33 salaried positions, consistent with expectations.
Del Monte has also entered into a two-year Operating Services Agreement with Dongwon where Del Monte will provide various operational services, such as warehousing, distribution, transportation, sales, IT and administration to the transferred business. This agreement is expected to offset the majority of fixed infrastructure costs retained by Del Monte in fiscal 2010. The benefit from the Operating Services Agreement coupled with the interest savings from planned debt reduction should cause the transaction to be essentially neutral to Del Monte’s EPS in fiscal 2010.
The transaction generates net after-tax cash proceeds of approximately $300 million, which will be applied toward debt reduction in accordance with the Company’s Credit Agreement dated as of February 8, 2005, as amended through April 25, 2008. The Company’s projected Debt to EBITDA ratio for year-end fiscal 2009 is expected to improve to approximately 3.6x from approximately 4.0x due to the deleveraging impact of this transaction.
About Del Monte Foods
Del Monte Foods is one of the country’s largest and most well-known producers, distributors and marketers of premium quality, branded food and pet products for the U.S. retail market, generating approximately $3.2 billion in net sales in fiscal 2008. With a powerful portfolio of brands including Del Monte ®, S&W ®, Contadina ®, College Inn ®, Meow Mix ®, Kibbles ‘n Bits ®, 9Lives ®, Milk-Bone ®, Pup-Peroni ®, Meaty Bone ®, Snausages ® and Pounce ®, Del Monte products are found in eight out of ten U.S. households. The Company also produces, distributes and markets private label food and pet products. For more information on Del Monte Foods Company (NYSE: DLM) visit the Company’s website at www.delmonte.com.
About Dongwon
Dongwon Industries mainly engages in fishery business and has 28% of market share in Korea among fish suppliers. More information about Dongwon Industries is available at www.dwml.co.kr.
Forward-Looking Statements
This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to: the expected impact of the sale; the expected impact of the proceeds from such sale; the expected impact of the operating services to be provided to the buyer; expected future G&A costs; the expected impact of the sale on the Company’s fiscal 2009 results (including leverage) and fiscal 2010 results (including EPS); and future growth, financial operating results and related matters.
Factors that could cause actual results to differ materially from those described in this press release include, among others: issues affecting the consequences of the sale, including indemnification and other ongoing obligations under the sale and ancillary agreements (including the Operating Services Agreement); liabilities retained in connection with the planned sale; the book and tax basis of the net assets to be divested; the actual working capital of the seafood business upon closing and the related post-closing working capital adjustment; and the costs associated with the planned sale.
Additional factors that could cause actual results (particularly the Company’s future operating results, leverage and related matters) to differ materially from those described in this press release include, among others: general economic and business conditions; cost and availability of inputs, commodities, ingredients and other raw materials, including without limitation, energy (including natural gas), fuel, packaging, grains (including corn), and meat by-products (including fats and oils); the accuracy of our assumptions regarding costs and other matters; our ability to increase prices and manage the price gap between our products and competing private label products; our ability to reduce costs; logistics and other transportation-related costs; our pet food and pet snacks recall which began in March 2007 or other product recalls; our debt levels and ability to service and reduce our debt; use of cash; reduced sales, disruptions, costs or other charges to earnings or expenses that may be generated by our strategic plan and transformation plan efforts; timely launch and market acceptance of new products; competition, including pricing and promotional spending levels by competitors; efforts to improve the performance and market share of our businesses; changes in U.S., foreign or local tax laws and effective rates; effectiveness of marketing and trade promotion programs; changing consumer and pet preferences; the loss of significant customers or a substantial reduction in orders from these customers or the bankruptcy of any such customer; availability, terms and deployment of capital; interest rate fluctuations; product liability claims and other litigation; reliance on certain third-parties, including co-packers, our broker and third-party distribution centers or managers; acquisitions, if any, including identification of appropriate targets and successful integration of any acquired businesses; weather conditions; crop yields; any acceleration of our departure from Terminal Island, CA; changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental regulations and import/export regulations or duties; wage rates; industry trends, including changes in buying, inventory and other business practices by customers; public safety and health issues; and other factors.
These factors and other risks and uncertainties are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.
Del Monte.  Nourishing Families.  Enriching Lives.  Every Day.™
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CONTACTS:

Media Contact	Analyst/Investor Contact
Brandy Bergman/Robin Weinberg	Jennifer Garrison/Katherine Husseini
Sard Verbinnen	Del Monte Foods
(212) 687-8080	(415) 247-3382
investor.relations@delmonte.com